Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “First Amendment”) amends the Employment Agreement by and between Bio-Techne Corporation, a Minnesota corporation (“Bio-Techne”), and Robert Gavin (“Employee”). This First Amendment is effective as of January 29, 2015 (“Effective Date”).

RECITALS

WHEREAS, the Parties have entered into an Employment Agreement, dated November 25, 2014 (the "Existing Agreement"); and

WHEREAS, the Parties desire to amend the Existing Agreement to allow for recoupment of incentive compensation in accordance with applicable laws or company policies.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.     Amendments to the Existing Agreement. As of the Effective Date (defined above), the Existing Agreement is hereby amended or modified as follows:

(a)     A new Section 2.5 is added to the Existing Agreement as follows:

“Recoupment. The incentive compensation payable to Employee pursuant to Sections 2.2 and 2.3 hereof shall be subject to reduction, cancellation, forfeiture or recoupment as and to the extent required by the applicable provisions of any law (including without limitation Section 10D of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), government regulation or stock exchange listing requirement, or clawback policy or provision implemented by Bio-Techne pursuant to such law, regulation or listing requirement.”

3.     Except as expressly provided in this First Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

THE PARTIES HAVE executed this Agreement in the manner appropriate to each as of the dates set forth below.

BIO-TECHNE CORPORATION

By	//Charles Kummeth//	January 29, 2015
Its Chief Executive Officer		Date

EMPLOYEE

	//Robert Gavin//	January 30, 2015
Robert Gavin		Date